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                                POWER OF ATTORNEY

The undersigned director or officer of Southern Farm Bureau Life Insurance Company (the "Company"), a Mississippi corporation, hereby makes, constitutes, and appoints the Executive Vice President, any Senior Vice President, and the General Counsel of the Company, and each of them (with full power to each of them to act alone), as his true and lawful attorney-in-fact and agent with full power of substitution to each, for him and on his behalf and in his name, place and stead:

(1) to sign and cause to be filed with the Securities and Exchange Commission, a registration statement on Form N-4 under the Securities Act of 1940, as amended, in connection with the registration of certain variable annuity contracts issued by the Company through Southern Farm Bureau Life Variable Account, a separate account established by the Company;

(2) to sign and cause to be filed with the Securities and Exchange Commission any and all amendments and supplements to such registration statement;

(3)      to withdraw such registration statement, amendments, or supplements;
         and

(4) to take any and all other actions of whatever kind or nature in connection with such registration statement, amendments or supplements which said attorneys-in-fact may deem necessary, appropriate or advisable, including, but not limited to, providing any certifications or exhibits, making any requests for acceleration, and signing and causing to be filed any applications for exemption from provisions of the Federal securities laws.

The undersigned hereby ratifies and confirms all actions of any of said attorneys-in-fact hereunder. The actions of each of the attorneys-in-fact shall bind the undersigned as fully as if all of the attorneys-in-fact had acted together.

IN WITNESS WHEREOF, the undersigned has hereto set his hand on
this      day of           ,       .

Signature:

Printed Name:

Title:


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                   SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY
                   DIRECTORS OR OFFICERS - POWERS OF ATTORNEY
                     RE: SECURITIES AND EXCHANGE COMMISSION


NAME                                TITLE                      DATE EXECUTED
/s/ Anderson, Ronald R.             Director                   05/17/99
/s/ Bass, James C.                  Director                   06/29/99
/s/ Carter, James R.                Director                   05/19/99
/s/ Childs, Donald                  Director                   05/18/99
/s/ Coyle, Marshall                 Director                   06/29/99
/s/ Dollar, Wayne                   Director and
                                    First Vice President       05/17/99
/s/ Gramling, II, Ben M.            Director                   05/18/99
/s/ Hiatt, Bruce L.                 Director                   05/17/99
/s/ Hillman, David                  Director                   05/18/99
/s/ Loop, Jr., Carl B.              Chairman of the Board
                                    and President              05/17/99
/s/ McCormick, Delmas               Director                   02/21/00
/s/ Mitchell, Bryan                 Director                   05/18/99
/s/ Moore, Sam                      Director                   05/17/99
/s/ Patman, Donald                  Director                   05/18/99
/s/ Pryor, Wayne F.                 Director                   05/19/99
/s/ Reed, Stanley E.                Director                   02/21/00
/s/ Waide, David W.                 Director                   05/17/99
/s/ Winkles, Jr., David M.          Director                   05/17/99
/s/ Wooten, Larry B.                Director                   02/21/00
/s/ Wright, Jr., J.M.               Director                   05/18/99
/s/ Laurence E. Favreau             Senior Vice President,
                                    Chief Financial Officer    06/01/99
/s/ Bobby Waters                    Executive Vice President,
                                    Chief Executive Officer    06/01/99